DowDuPont 3Q17 Earnings Conference Call November 2, 2017

Safe Harbor Statement Regulation G This presentation includes information that does not conform to U.S. GAAP and are considered non-GAAP measures. These measures include the Company's pro forma consolidated results and pro forma earnings per share on an adjusted basis, which excludes the after-tax impact of pro forma significant items and the after-tax impact of pro forma amortization expense associated with DuPont's intangible assets. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company's segments, including allocating resources. DowDuPont's management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year-over-year results. These non-GAAP measures supplement the Company's U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations of non-GAAP measures to GAAP are provided in the financial schedules attached to the earnings news release and the Investor Relations section of the Company’s website. DowDuPont does not provide forward-looking GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable GAAP financial measures on a forward- looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of pending litigation, unusual gains and losses, foreign currency exchange gains or losses, potential future asset impairments and purchase accounting fair value adjustments, as well as discrete taxable events, without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP results for the guidance period. Cautionary Statement about Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. On December 11, 2015, The Dow Chemical Company (“Dow”) and E. I. du Pont de Nemours and Company (“DuPont”) announced entry into an Agreement and Plan of Merger, as amended on March 31, 2017, (the “Merger Agreement”) under which the companies would combine in an all-stock merger of equals transaction (the “Merger Transaction”). Effective August 31, 2017, the Merger Transaction was completed and each of Dow and DuPont became subsidiaries of DowDuPont Inc. (“DowDuPont”). For more information, please see each of DowDuPont’s, Dow’s and DuPont’s latest annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K, as the case may be, and the joint proxy statement/prospectus included in the registration statement on Form S-4 filed by DowDuPont with the SEC on March 1, 2016 (File No. 333-209869), as last amended on June 7, 2016, and declared effective by the SEC on June 9, 2016 (the “Registration Statement”) in connection with the Merger Transaction. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including the intended separation of DowDuPont’s agriculture, materials science and specialty products businesses in one or more tax efficient transactions on anticipated terms (the “Intended Business Separations”). Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause DowDuPont’s, Dow’s or DuPont’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) successful integration of the respective agriculture, materials science and specialty products businesses of Dow and DuPont, including anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, productivity actions, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined operations; (ii) impact of the divestitures required as a condition to consummation of the Merger Transaction as well as other conditional commitments; (iii) achievement of the anticipated synergies by DowDuPont’s agriculture, materials science and specialty products businesses; (iv) risks associated with the Intended Business Separations, including those that may result from the comprehensive portfolio review undertaken by the DowDuPont board, changes and timing, including a number of conditions which could delay, prevent or otherwise adversely affect the proposed transactions, including possible issues or delays in obtaining required regulatory approvals or clearances related to the Intended Business Separations, disruptions in the financial markets or other potential barriers; (v) the risk that disruptions from the Intended Business Separations will harm DowDuPont’s business (either directly or as conducted by and through Dow or DuPont), including current plans and operations; (vi) the ability to retain and hire key personnel; (vii) potential adverse reactions or changes to business relationships resulting from the completion of the merger or the Intended Business Separations; (viii) uncertainty as to the long-term value of DowDuPont common stock; (ix) continued availability of capital and financing and rating agency actions; (x) legislative, regulatory and economic developments; (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the Intended Business Separations that could affect the company’s financial performance and (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. 2©2017 DowDuPont. All rights reserved.

Safe Harbor Statement, continued Forward-Looking Statements, continued These risks, as well as other risks associated with the merger and the Intended Business Separations, are more fully discussed in (1) the Registration Statement and (2) the current, quarterly and annual reports filed with the SEC by DowDuPont and to the extent incorporated by reference into the Registration Statement, by Dow and DuPont. While the list of factors presented here is, and the list of factors presented in the Registration Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DowDuPont’s, Dow’s or DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. None of DowDuPont, Dow or DuPont assumes any obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. The Dow Diamond, DuPont Oval logo, DuPont™ and all products, unless otherwise noted, denoted with ™, ℠or ® are trademarks or registered trademarks of The Dow Chemical Company, E. I. du Pont de Nemours and Company or their affiliates. Supplemental unaudited pro forma information for DowDuPont is presented to illustrate the estimated effects of the Merger, assuming that the Merger had been consummated on January 1, 2016. For the third quarter of 2017, activity prior to August 31, 2017 (the “Merger Date”) was prepared on a pro forma basis and activity after the Merger Date was prepared on a combined U.S. GAAP basis. The unaudited pro forma information was prepared in accordance with Article 11 of Regulation S-X. Pro forma adjustments have been made for (1) the preliminary purchase accounting impact, (2) accounting policy alignment, (3) eliminate the effect of events that are directly attributable to the Merger Agreement (e.g., one-time transaction costs), (4) eliminate the impact of transactions between Dow and DuPont, and (5) eliminate the effect of consummated or probable and identifiable divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger. Events that are not expected to have a continuing impact on the combined results (e.g., inventory step-up costs) are excluded. The unaudited pro forma information does not reflect restructuring or integration activities or other costs following the Merger that may be incurred to achieve cost or growth synergies of DowDuPont. The unaudited pro forma financial information provides shareholders with summary financial information and historical data that is on a basis consistent with how DowDuPont reports current financial information. 3©2017 DowDuPont. All rights reserved.

Highlights 4©2017 DowDuPont. All rights reserved. • Delivered solid 3Q17 pro forma results – Sales increased 8% – Volume growth of 4% – Operating EBITDA up 7% – Adjusted EPS increased 10% • Closed the merger on August 31st • Realigned the portfolio – Shifted >$8B in sales, ~$2.4B in EBITDA to Specialty Products – Aligned businesses along end-markets to increase competitiveness, accelerate growth • Progressed two of the three remedy transactions  Divestiture of Dow’s ethylene acrylic acid copolymer assets (closed Sept. 1)  Sale of certain DuPont crop protection assets to FMC, acquisition of most of FMC health and nutrition business (Nov. 1) – Divestiture of select portion of Dow AgroSciences' corn seed business in Brazil on track to close in 4Q17

Strategic Drivers 5©2017 DowDuPont. All rights reserved. • Closed transaction on Aug. 31 • New reporting structure complete • Pro formas delivered on Oct. 26, incorporating business realignments • Re-mapping stand-and-spin timing, evaluating multiple scenarios and risk mitigation plans Stand and Spin • Advancing playbook to deliver $1B in growth synergies • Early examples: • Ag pipeline to deliver 10 new seed products and 11 new CP products over next 5 years • Combination of Dow Pharma & Food, DuPont Health & Nutrition and acquired FMC business creates one of the broadest offerings to serve industry • High performance packaging solutions from integration of DuPont’s ethylene copolymers portfolio Growth Synergies • Remain committed to total $3B of cost synergies • New division targets: • Agriculture: $1.0B (no change) • Materials Science: $1.2B • Specialty Products: $0.8B • 70% run rate by end of Year 1; 100% run rate by end of Year 2 • Expect $500MM run rate by end of 4Q17 • Broader cost synergy program and actions announced today Cost Synergies

3Q 2017 Financial Highlights Financial Performance Snapshot 3Q16 3Q17 B/(W) Pro Forma Net Sales ($MM) 16,991 18,285 +1,294 Pro Forma Operating EBITDA ($MM) 3,022 3,221 +199 Pro Forma Adjusted EPS ($/share) $0.50 $0.55 +$0.05 6©2017 DowDuPont. All rights reserved. 3Q 2017 Pro Forma Adjusted EPS Variance Highlights • Volume growth from consumer-led demand in key end-markets • Pricing gains and currency tailwinds more than offset higher feedstock costs • Higher equity earnings led by Kuwait JVs • Lower pension/OPEB costs • Lost production and repair costs from impact of hurricanes • Challenging Ag market conditions, particularly in Brazil • Continued start-up spending on USGC growth projects $0.30 $1.08 3 Q 1 6 V o l u m e g r o w t h M a r g i n g r o w t h f r o m p r i c e g a i n s & c u r r e n c y E q u i t y E a r n i n g s P e n s i o n / O P E B N e t I n t e r e s t e x p e n s e S t a r t - u p e x p e n s e s W e a k n e s s i n A g m a r k e t s H u r r i c a n e i m p a c t 3 Q 1 7 $0.50 $0.55

Agriculture: 3Q 2017 Pro Forma Highlights

Agriculture

- Crop Protection sales declined 6 percent due to high inventory levels, particularly in Brazil, pressuring both volume and price; Crop Protection volumes increased in North America
- Seed sales declined 11 percent excluding portfolio benefits; volume was pressured by a delayed start to the summer season in Brazil and an expected reduction in corn area
- Operating EBITDA[1] loss increased by $67MM due to lower price and volume, partially offset by lower product costs and pension/OPEB benefit

Pro Forma	3Q16	3Q17
Net Sales ($MM)	1,998	1,911
Op. EBITDA ($MM)	(172)	(239)
Op. EBITDA Margin	(8.6)%	(12.5)%

YoY Sales change: Vol (5)%, Local Price (4)%
Currency +2%, Port./Other +3%

Innovation

- Continued penetration of new products, including Arylex™ herbicide, Leptra® corn hybrids, Vessarya® fungicide and Isoclast™ insecticide
- Robust pipeline poised to launch 10 new seed products and 11 new crop protection products over the next 5 years

Robust Pipeline to Accelerate Growth

SEED	CROP
Qrome	Corn
Enlist	Cotton, Corn, Soy
Optimum Gly	Canola
Intrasect	Corn
Other seed launches[1]	Corn, canola, sunflower, soy

CROP PROTECTION	PRODUCT
Arylex	Herbicides - cereals
Inatreq	Fungicides – cotton, cereals
Vessarya	Fungicides - soy
Enlist	Herbicides – soy, corn, cotton
Zorvec	Fungicides – vegetables, tree & vine
Rinskor	Herbicides – rice, tree & vine
Other CP launches[2]	

1 Canola-LL, SSX Pro, Sunflower Clearfield Plus, RSS, ProPound, Plenish, Intacta, Leptra
2 Pyraxalt, Q8U80 Nematicide, Viovan, Aminocyclopyrachlor, XDE-659

FY17 Pro Forma Outlook

- Sales expected to increase low-single-digits percent due to new product introductions resulting in price and volume gains
- Operating EBITDA expected to increase 11-12 percent, driven by seed price gains, volume growth and new product launches

[1]*Results for Agriculture for the third quarter of 2017 includes $13MM of EBITDA from a select portion of Dow AgroSciences' corn seed remedy in Brazil for the month of September, in accordance with US GAAP. The results of this business prior to the Merger were excluded from the pro forma results, in accordance with SEC regulations.*

©2017 DowDuPont. All rights reserved.

7

Materials Science: 3Q 2017 Pro Forma Highlights

Performance Materials & Coatings

- Consumer Solutions delivered sales growth in all businesses, led by volume gains in most geographies and price/volume management in silicone intermediate products
- Coatings & Perf. Monomers achieved higher sales as price increases in all regions more than offset a modest decline in volume due to actions to shed lower margin business

Pro Forma	3Q16	3Q17
Net Sales ($MM)	2,046	2,219
Op. EBITDA ($MM)	345	487
Op. EBITDA Margin	16.9%	21.9%

YoY Sales change: Vol +1%, Local Price +6%
Currency +1%, Port./Other –

Industrial Intermediates & Infrastructure

- Polyurethanes reported strong demand and price increases in downstream, higher-margin systems applications and increased MDI sales
- Industrial Solutions delivered sales gains in consumer-driven market segments of electronics processing and food and pharmaceutical applications

Pro Forma	3Q16	3Q17
Net Sales ($MM)	2,770	3,226
Op. EBITDA ($MM)	401	676
Op. EBITDA Margin	14.5%	21.0%

YoY Sales change: Vol +3%, Local Price +12%
Currency +1%, Port./Other –

Packaging & Specialty Plastics

- Consumer-led demand drove sales growth in Asia Pacific and EMEA, enabled by ramp up in Sadara volumes; Americas volume impacted by hurricane-related disruptions
- Operating EBITDA declined as sales growth was more than offset by higher feedstock costs, hurricane impact, commissioning & start-up costs on USGC projects; marketing of additional Sadara volumes slightly impacted unit margins

Pro Forma	3Q16	3Q17
Net Sales ($MM)	5,070	5,490
Op. EBITDA ($MM)	1,386	1,147
Op. EBITDA Margin	27.3%	20.9%

YoY Sales change: Vol +6%, Local Price +1%
Currency +1%, Port./Other –

©2017 DowDuPont. All rights reserved.

8

Specialty Products: 3Q 2017 Pro Forma Highlights

Electronics & Imaging

- Broad-based volume growth across key end-markets, led by double-digit gains in semiconductor, consumer electronics, industrial, PV and display end-markets
- Operating EBITDA improved on volume growth, mix enrichment and lower pension/OPEB costs

Pro Forma	3Q16	3Q17
Net Sales ($MM)	1,138	1,198
Op. EBITDA ($MM)	341	382
Op. EBITDA Margin	30.0%	31.9%

YoY Sales change: Vol +13%, Local Price (2)% Currency – , Port./Other (6)%

Nutrition & Biosciences

- Sales gains in microbial control solutions, probiotics and biomaterials more than offset declines in protein solutions, systems and texturants, and a negative impact from portfolio
- Operating EBITDA declined as sales gains in microbial and probiotics was more than offset by declines in protein solutions, systems and texturants

Pro Forma	3Q16	3Q17
Net Sales ($MM)	1,469	1,473
Op. EBITDA ($MM)	321	315
Op. EBITDA Margin	21.9%	21.4%

YoY Sales change: Vol –, Local Price – Currency +1%, Port./Other (1)%

Transportation & Advanced Polymers

- Sales rose 9% on volume and local price gains
- Operating EBITDA increased 7% on volume and pricing gains and lower pension/OPEB costs, partly offset by higher raw material costs

Pro Forma	3Q16	3Q17
Net Sales ($MM)	1,187	1,299
Op. EBITDA ($MM)	303	325
Op. EBITDA Margin	25.5%	25.0%

YoY Sales change: Vol +5%, Local Price +3% Currency +1%, Port./Other –

Safety & Construction

- Sales increased 6% on volume gains with increases in every region
- Operating EBITDA grew 24% due to volume growth, one-time gains, lower pension/OPEB costs and better plant performance, despite higher raw materials

Pro Forma	3Q16	3Q17
Net Sales ($MM)	1,238	1,310
Op. EBITDA ($MM)	282	351
Op. EBITDA Margin	22.8%	26.8%

YoY Sales change: Vol +6%, Local Price – Currency –, Port./Other –

©2017 DowDuPont. All rights reserved.

9

4Q17 Modeling Guidance

Refer to slide 14 in Appendix for additional commentary on segment outlook

Net Sales: $19.0 - $19.5B ↑>7% vs. 4Q16[1]

Op. EBITDA: ↑11-13% vs. 4Q16[1]

Segment Outlook 4Q17 vs. 4Q16	Net Sales	Op. EBITDA *(incl. Equity Earnings)*
Agriculture	Up ~10%	~$225MM
Performance Materials & Coatings	Up high-single-digits percent	Up mid-teens percent
Industrial Intermediates & Infrastructure	Up high-teens percent	Up 10-11%
Packaging & Specialty Plastics	Up ~10%	Up low-single-digits percent
Electronics & Imaging	Down mid-single-digits percent	Up low-single-digits percent
Nutrition & Biosciences	Up high-single-digits percent	Up 10-11%
Transportation & Advanced Polymers	Up mid-single-digits percent	Up mid-teens percent
Safety & Construction	Up mid-single-digits percent	Up low-twenties percent

4Q17

Corporate Segment Operating EBITDA	**($200) – ($230)MM**	**Operational Tax Rate** *(excl. EGL, DuPont Amort. & Sig. Items)*	**24-26%**
D&A *(includes the DuPont Amortization expense below)*	**$1,380 – $1,410MM** *(includes step-up D&A)*	**DuPont Non-operating pension /OPEB[2]** *(included in Op. EBITDA)*	**~$90 – $110MM credit in 4Q17**
DuPont Amortization expense *(this is added back while calculating Adj. EPS)*	**~$270MM pre-tax** *Taxed at ~32%*	**Net Interest Expense** *(net of Interest Income, which is reported in Sundry Income/Expense line)*	**$300 – 325MM**
Net Income attributable to non-controlling Interests *(reduced from net income)*	**~$30MM**	**Share Count**	**~2,350MM**

[1] All 4Q16 numbers are on a pro forma basis
[2] The 4Q17 estimate for non-operating pension/OPEB costs does not include any potential settlements or curtailments that could occur during the remainder of the year
Note: Operating EBITDA estimates exclude approximately $1B related to a restructuring charge, which will be treated as a significant item

DOW DUPONT™

10

©2017 DowDuPont. All rights reserved.

Outlook 11©2017 DowDuPont. All rights reserved. • Robust demand conditions remain in consumer-driven end-markets, such as packaging, consumer electronics and transportation • Ag fundamentals remain soft – Full-year DowDuPont Ag results expected to increase YoY on self-help actions and innovation-led growth • Packaging fundamentals remain healthy globally – Demand outlook enhanced by improving global GDP growth prospects – Sustainable urbanization continues to drive demand in the developing world; tighter environmental regulations could drive further upside – Recent U.S. supply interruptions highlight tight supply/demand fundamentals – Measured pace of capacity adds reduces duration and severity of supply/demand imbalance Market Outlook • Global economic expansion on continued strength in U.S. and with notable improvements in Europe – Consumer-driven strength an increasingly common theme globally • Select headwinds remain, including geopolitical uncertainties and elevated emerging market debt levels Macro Outlook

Disciplined Focus on Financial, Strategic and Operational Results 12©2017 DowDuPont. All rights reserved. Deliver operating and financial plan • Continued focus on volume and earnings growth • Ongoing productivity and manufacturing excellence Achieve synergy targets • Finalize detailed plans to achieve cost synergies & mitigate dis-synergies • Achieve 70% run rate in 12 months and 100% run rate in 24 months • Advance growth synergies playbook Stand and spin the intended companies • Complete carve-out activities based on realignments • Separate each intended company as soon as possible • Remain committed to our original timeline; assessing options to accelerate 1 2 3

14©2017 DowDuPont. All rights reserved. 4Q17 Segment Expectations 1 4Q16 on a pro forma basis 2 Hemlock Semiconductor Segments Key Sales and Operating EBITDA Outlook Drivers (4Q17 vs. 4Q161) Packaging & Specialty Plastics Sales growth on pricing gains, higher Sadara PE volumes and start-up of U.S. Gulf Coast growth projects. Op. EBITDA up modestly as higher prices and ramp-up of the new TX-9 and ELITE™ units through the quarter are mostly offset by higher feedstock costs, start-up costs (~$50MM in 4Q17), spending and volume impact of higher turnaround activity as well as a residual hurricane impact into 4Q17 (~$40MM). Industrial Intermediates & Infrastructure Sales and Op. EBITDA growth on pricing momentum and volume gains supported by tight supply-demand fundamentals. 4Q17 results impacted by lower equity earnings (down ~$40-60MM) driven by major turnaround in Equate JV. Isocyanates markets remain tight but supply improves as industry recovers from turnarounds and outages. Polyol margins under pressure from higher feedstock costs. Perf. Materials & Coatings Sales up on pricing gains. Op. EBITDA expected to grow on improved volume/mix and pricing, which more than offset headwinds from higher raw material costs. 4Q17 HSC2 pre-tax equity earnings expected to be $100-$120MM. Safety & Construction Expect continued demand from oil & gas and broader industrial markets. Raw materials costs projected to be higher year- on-year. Benefit from expected lower pension/OPEB costs. Transportation & Advanced Polymers Modest price increases announced to mitigate pressure from higher raw material costs. Volumes expected to remain positive, with industry auto builds expected to be up slightly vs. last year. Tailwind from expected lower pension/OPEB costs. Nutrition & Biosciences Sales up on continued growth in microbial control solutions, probiotics, biomaterials and bioactives, partially offset by continued declines in protein solutions. Op. EBITDA growth on mix enrichment and lower pension/OPEB costs, partially offset by the absence of a prior year $27MM gain on asset sale. Portfolio benefit in Nov and Dec from acquisition of FMC’s Health & Nutrition business. Electronics & Imaging Sales expected to be down vs. the year-ago period as continued growth in semiconductors, consumer electronics and displays will be more than offset by the negative impact of portfolio (sale of stake in a non-core JV in 2Q17) and declines in photovoltaics volumes due to Hurricane Maria-driven supply disruption in Puerto Rico. Op. EBITDA expected to be up on mix enrichment, productivity gains and lower pension/OPEB costs. Agriculture Ag segment sales growth driven by increased fungicide volumes and the continued penetration of Leptra® corn hybrids. Benefits from lower pension/OPEB costs and the inclusion of the Brazil corn seed remedy (until the expected close of transaction in 4Q17) will be partially offset by continued price pressure within the crop protection business. Refer in conjunction with Slide 10

3Q16 3Q17 -60% -50% -40% -30% -20% -10% 0% -250 -200 -150 -100 -50 0 M a r g i n $ i n M i l l i o n s 15 ©2017 DowDuPont. All rights reserved. 3Q Pro Forma Operating EBITDA 3Q17 Pro Forma Sales • Ag markets continue to be challenging driven by lower expected corn planted area, elevated crop protection inventory levels, and weak farm economics. 3Q operating EBITDA¹ loss increased by $67MM as lower sales were partially offset by lower product costs and benefits from currency and portfolio • FY17 Outlook: Sales expected to increase low-single-digits percent due to new product introductions resulting in price and volume gains. Op. EBITDA expected to increase 11-12 percent driven by top line price gains and volume growth Crop Protection • 3Q sales down as high industry inventory levels, driven by Brazil, and competitive markets resulted in volume and price declines • FY17 Outlook: Driving full year new product volume gains with Vessarya® fungicide, ArylexTM herbicide, Isoclast® herbicide, and novel Seed Treatment solutions Seed • 3Q sales down as portfolio and currency benefits were more than offset by lower volume and pricing • Quarterly volume declines driven by a delayed start to the summer season in Brazil and South Africa and expected lower planted corn area also in Brazil. Quarterly price declines driven by higher replant in the U.S. due to wet conditions during planting • FY17 Outlook: Driving full year volume and seed price gains from increased penetration of Leptra® corn hybrids, Enlist® cotton, and A- series® soybeans Seed Crop Protection North America Asia Pacific Europe Latin America Pro Forma Sales down 4% vs 3Q16 Vol -5%, Local Price -4%, Currency 2%, Port./Other 3% -172 -239 Agriculture 1. Results for Agriculture for the third quarter of 2017 includes $13MM of EBITDA from a select portion of Dow AgroSciences’ corn seed remedy in Brazil for the month of September, in accordance with US GAAP. The results of this business prior to the Merger were excluded from the pro forma results, in accordance with SEC regulations.

Performance Materials & Coatings 16©2017 DowDuPont. All rights reserved. 3Q16 3Q17 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 0 50 100 150 200 250 300 350 400 450 500 M a r g i n $ i n M i l l i o n s 3Q Pro Forma Operating EBITDA 3Q17 Pro Forma Sales 3,928 Coatings & Performance Monomers Consumer Solutions Coatings & Performance Monomers Consumer Solutions North America Asia Pacific EMEA Latin America Pro Forma Sales 8% vs 3Q16 Vol 1%, Local Price 6%, Currency 1% • Higher prices in all geographic areas • Modest decline in volume related to hurricane-related lost sales and actions to shed lower margin business • Op. EBITDA growth as price gains more than offset modest volume decline and higher raw material costs • Robust sales growth in all businesses led by volume growth in silicones and price/volume management in upstream silicone intermediate products • Op. EBITDA growth on continued silicones cost synergy capture, increased pricing and solid consumer demand 345 487

Ind. Intermediates & Infrastructure 17©2017 DowDuPont. All rights reserved. 3Q16 3Q17 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 0 100 200 300 400 500 600 700 800 M a r g i n $ i n M i l l i o n s 3Q Pro Forma Operating EBITDA 3Q17 Pro Forma Sales 3,928 Constr. Chem. Energy Sol. Ind. Sol. PU & CAV North America Asia Pacific EMEA Latin America Pro Forma Sales up 16% vs 3Q16 Vol 3%, Local Price 12%, Currency 1% Construction Chemicals • Demand growth in acrylics-based and methyl cellulosics products • Modest decline in pro forma op. EBITDA due to raw materials cost increases that were partially offset by volume and price increases Polyurethanes & CAV • Robust demand for PU systems; tight MDI and caustic fundamentals continued • Op. EBITDA rose on price gains and broad-based volume growth Energy Solutions • Sales declined due to decreased project activity in oil & gas • Pro forma op. EBITDA improved due to scale down of solar operations that was partially offset by decreased project activity in oil & gas Industrial Solutions • Strong sales gains led by glycol ethers, ethylene glycol and oxo alcohols in consumer-led market segments of electronics processing, crop defense and food & pharma • Pro forma op. EBITDA improved on pricing momentum, higher equity earnings and volume growth 401 676

Sales • Higher sales driven by volume growth and price gains • Volume grew 6 percent on consumer-led demand across packaging, health & hygiene and footwear applications • Double-digit volume gains in health & hygiene end-markets in the Americas and strong demand in food and specialty packaging applications, particularly in Asia Pacific • Hurricane-related disruptions impacted polyethylene, ethylene co-polymers and wire and cable production • Pro forma op. EBITDA of $1.1B reflects pricing gains and higher equity earnings, more than offset by increased feedstock costs, hurricane-related repair costs and lost production, and USGC commissioning and startup costs Other Highlights • New world-scale ethylene unit and ELITE™ enhanced PE units both came online on U.S. Gulf Coast; will continue to ramp to full rates in 4Q • New LDPE capacity reached mechanical completion; on track for startup in 1Q18 Packaging & Specialty Plastics 18©2017 DowDuPont. All rights reserved. 3Q16 3Q17 10.0% 20.0% 30.0% 40.0% 800 850 900 950 1,000 1,050 1,100 1,150 1,200 1,250 1,300 1,350 1,400 M a r g i n $ i n M i l l i o n s 3Q Pro Forma Operating EBITDA 3Q17 Pro Forma Sales 3,928 Hydrocarbons & Energy Packaging & Spec Plastics EBITDA North America Latin America EMEA Asia Pacific Pro Forma Sales up 8% vs 3Q16 Vol +6%, Local Price +1%, Currency +1%, Port./Other – 1,386 1,147

Electronics & Imaging 19©2017 DowDuPont. All rights reserved. 3Q16 3Q17 10.0% 20.0% 30.0% 40.0% 300 310 320 330 340 350 360 370 380 390 M a r g i n $ i n M i l l i o n s 3Q Pro Forma Operating EBITDA 3Q17 Pro Forma Sales Sales • 13 percent volume growth across key end-markets and almost all geographic areas, primarily Asia Pacific • Double-digit gains in semiconductor, consumer electronics, industrial, photovoltaics and display end-markets • Growth in semiconductor as strong demand for memory and logic segments drove component manufacturing across mobile devices, automotive and consumer electronics • Local price declined 2 percent on pressure in Solamet® paste and advanced printing applications • 6 percent negative impact from portfolio changes (Display Films and Authentication) Operating EBITDA • Op. EBITDA increased 12 percent on broad-based volume growth, mix enrichment and lower pension/OPEB costs more than offset lower local price and a negative impact from portfolio • Op. EBITDA margins expanded by about 190 basis points North America Asia Pacific Europe Latin America Pro Forma Sales 5% vs 3Q16 Vol 13%, Local Price (2)%, Currency – , Port./Other (6)% 341 382

Nutrition & Biosciences 20©2017 DowDuPont. All rights reserved. 3Q16 3Q17 10.0% 20.0% 30.0% 40.0% 250 260 270 280 290 300 310 320 330 340 350 M a r g i n $ i n M i l l i o n s 3Q Pro Forma Operating EBITDA 3Q17 Pro Forma Sales Pro Forma Sales – vs 3Q16 Vol – , Local Price – , Currency 1%, Port./Other (1)% Nutrition & Health Industrial Biosciences North America Asia Pacific Europe Latin America 321 315 Industrial Biosciences • Pro forma net sales grew on improved demand for microbials, bioactives and biomaterials • Microbial demand improved across all geographies, primarily in North America on growth in energy markets • Biomaterials growth led by local price gains and demand for Sorona® in apparel, primarily in Asia Pacific Operating EBITDA • Op. EBITDA declined 2 percent as double-digit sales gains in probiotics, microbial control and biomaterials was more than offset by declines in protein solutions, systems and texturants Nutrition & Health • Pro forma net sales declined as continued strength in probiotics was more than offset by declines in protein solutions and systems & texturants and a negative impact from portfolio (sale of Diagnostics) • Double-digit volume growth in probiotics, led by China • Soft market conditions in global packaged foods, customer destocking in the U.S. and business-specific actions to exit low margin markets continue to impact protein solutions and systems & texturants

Transportation & Adv. Polymers 21©2017 DowDuPont. All rights reserved. 3Q16 3Q17 10.0% 20.0% 30.0% 40.0% 200 250 300 350 400 M a r g i n $ i n M i l l i o n s 3Q Pro Forma Operating EBITDA 3Q17 Pro Forma Sales 3,928 Sales • Pro forma sales increased 9 percent to $1.3 billion due to volume and local price gains • Strong demand from the automotive market, particularly in Asia Pacific, Latin America and EMEA; growth outpaced auto industry overall, led by polymers and parts, including Kalrez® and Vespel® as well as structural adhesives and MolyKote® lubricants • Price gains in nearly all regions • Pro forma op. EBITDA increased 7 percent to $325 million on volume and pricing gains and lower pension/OPEB costs, partly offset by higher raw material costs Operating EBITDA North America Asia Pacific Europe Latin America Pro Forma Sales 9% vs. 3Q16 Vol 5%, Local Price 3%, Currency 1%, Port./Other – 303 325

Safety & Construction 22©2017 DowDuPont. All rights reserved. 3Q Pro Forma Operating EBITDA 3Q17 Pro Forma Sales 3,928 Sales • Pro forma sales of $1.3 billion increased 6 percent due to volume gains of 6 percent with increases in every region • Oil & gas markets drove a double-digit gain in Nomex® thermal garments and mid-single-digit gain in Kevlar ® high-strength materials • Tyvek ® protective material up mid-single digits due to demand in graphics and building envelopes • Double-digit growth in filtration from gains in industrial markets in reverse osmosis and ultrafiltration membranes and recent capacity increases Operating EBITDA • Pro forma operating EBITDA of $351 million grew 24 percent due to volume growth, one-time gains of $30 million, lower pension/OPEB costs and improved plant performance, partly offset by higher raw material costs North America Asia Pacific Europe Latin America Sales 6% vs. 3Q16 Vol 6%, Local Price – , Currency – , Port./Other – 3Q16 3Q17 10.0% 20.0% 30.0% 40.0% 200 250 300 350 400 M a r g i n $ i n M i l l i o n s 282 351